Exhibit 99.1
Covetrus Enters into Definitive Agreement to Divest scil animal care to Heska
PORTLAND, Maine (January 14, 2020) -- Covetrus (NASDAQ: CVET), a global leader in animal-health technology and services, today announced that it has entered into a definitive agreement to sell its scil animal care business (“scil”) to Heska Corporation (“Heska”) (NASDAQ: HSKA) for a purchase price of $125 million in cash, subject to customary closing adjustments.
The transaction is expected to close in the next 60 to 90 days, subject to customary closing conditions. Covetrus expects that net cash proceeds from the transaction, after taxes and deal-related fees, will help to reduce its net debt and to improve its leverage position. The proceeds may also be used for other general corporate purposes.
“While we are still in the early stages of executing on our strategy, this transaction is an important initial step in that process,” said Ben Wolin, Covetrus acting president and chief executive officer.
The definitive agreement also includes a commercial relationship between Covetrus and Heska tied to ongoing logistics support for Heska’s family of diagnostic products as well as connectivity between the Covetrus Global Technology Solutions practice information management software systems (“PIMS”) and Heska’s laboratory and imaging solutions.
Stifel acted as the exclusive financial advisor to Covetrus for this transaction.
Separately, Covetrus announced today an agreement to combine the company’s Spain and Portugal businesses with Distrivet, the leading provider of veterinary products and services in Spain. This new joint venture brings together two highly complementary businesses in the attractive Spanish market. Covetrus will own 50.01% of Distrivet, a Covetrus company, and the joint venture will be treated as an investment under the equity method of accounting. The transaction is expected to close in approximately 90 days, subject to satisfaction of customary closing conditions including regulatory clearance. Financial terms were not disclosed.
About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We’re bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. Learn more at covetrus.com.
Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about the timing for closing the transactions described herein, our expectations regarding the use of proceeds from the transaction, the benefits of the transactions, our execution on our strategy and the steps we have taken in pursuit of our goals. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, our ability to close the transactions; the impact of the transactions on our financial position and our customers; risks associated with our management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; and those additional risks and factors discussed, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 29, 2019 and Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2019, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

CONTACT

Nicholas Jansen | Investor Relations
nicholas.jansen@covetrus.com | (207) 550-8106

Kiní Schoop | Public Relations
kini.schoop@covetrus.com | (207) 550-8018

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